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                                                                    EXHIBIT 3.11

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:30 AM 11/26/1996
                                                             960346271 - 2688195


                          CERTIFICATE OF INCORPORATION
                                       OF
                         TORONTO SUN INTERNATIONAL, INC.


         The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

         1. NAME. The name of the corporation is Toronto Sun International, Inc. ("Corporation").

         2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

         3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. CAPITALIZATION. The Corporation shall be authorized to issue 1,000 shares of stock, all of which shall be common stock without par value ("Common Stock").

         5. INCORPORATOR. The name and mailing address of the incorporator is:

         NAME                        ADDRESS

Richard M. Graf                      555 Twelfth Street, N.W.
                                     Washington, D.C. 20004

         6. COMPROMISE. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this

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                                     - 2 -

Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         7. ELECTION. Elections of Directors need not be by written ballot.

         8. LIABILITY OF DIRECTORS. A Director of the Corporation shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

         9. BYLAWS. The Board of Directors may from time-to-time (after adoption by the undersigned of the original bylaws of the Corporation) make, alter or repeal the bylaws of the Corporation; provided, that any bylaws made, amended or repealed by the Board of Directors may be amended or repealed, and any bylaws may be made, by the stockholders of the Corporation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of November, 1996.



                                 /s/ RICHARD M. GRAF
                                 --------------------------------
                                 Richard M. Graf